Exhibit 99.1 – Press Release dated January 27, 2006 with respect to financial results

GREAT NORTHERN IRON ORE PROPERTIES
W-1290 First National Bank Building
332 Minnesota Street
Saint Paul, MN 55101-1361
(651) 224-2385
FAX (651) 224-2387

GNI
(CUSIP NO. 391064102)

Date:   January 27, 2006

FOR IMMEDIATE RELEASE

The Trustees of Great Northern Iron Ore Properties (GNI) report the following financial information:

	2005	2004
Fourth Quarter ended December 31:
Revenues	$4,338,239	$3,234,898
Net Income	3,640,249	2,710,046
Basic & Diluted Earnings per Share	2.43	1.81

	2005	2004
Year ended December 31:
Revenues	$18,361,212	$14,447,398
Net Income	15,720,620	12,242,010
Basic & Diluted Earnings per Share	10.48	8.16

GNI, St. Paul, Minnesota, owns mineral and nonmineral lands on the Mesabi Iron Range of Minnesota. Income is mainly derived from royalties on iron ore minerals (principally taconite) mined from these properties which are under lease to major steel producers.

/s/   Joseph S. Micallef

President of the Trustees
and Chief Executive Officer

-99.1-